First Commerce Corporation
                        Change in Control Severance Plan

This Severance Plan (the "Plan") of First Commerce Corporation (the "Company") has been established effective November 18, 1996 to encourage the continued employment of certain employees up to and beyond the effective date of any Change in Control, as defined herein, and to alleviate their concerns about a possible loss of employment following a Change in Control, on the terms and subject to the conditions set forth herein.

1.       General Plan Information

         a. Plan Name and Sponsor. The Name of the Plan is "First Commerce Corporation Change in Control Severance Plan." The Plan Sponsor and its address and telephone number are:

                  First Commerce Corporation
                  210 Baronne Street
                  P. O. Box 60279
                  New Orleans, Louisiana 70160-0279
                  Attention:  Director of Human Resources
                  Phone No.:  (504) 561-1371
                  Employer's Identification Number:  72-0125070

         b. Top-hat Plan. This Plan is for a select group of management or highly compensated employees. Any provision herein that does not apply to plans for a select group of management or highly compensated employees shall not apply to the Plan established hereby.

2.       Eligible Employees

         Each Full-time (as defined herein) employee of First Commerce Corporation or any of its subsidiaries (collectively hereafter, the "Company") on the Effective Date (as defined herein) who is in Salary Band (as defined herein) Z (or its then equivalent) on the Effective Date is eligible to participate in and receive benefits under this Plan, other than an employee who is a party to a contract with the Company that provides for benefits upon termination of employment (Eligible Employees are hereafter referred to as "Participants").


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3.       Triggering Events

         No benefits are provided under this Plan for Participants who leave the employ of the Company for any reason prior to the Effective Date. After the Effective Date, no benefits are provided under the Plan to any Participant unless one of the following events ("Triggering Events") have occurred with respect to such Participant:

         a. The termination of the Participant's employment by the Company without Cause (as defined herein) at any time within two years immediately following the Effective Date, or

         b. The Participant's voluntary termination of employment, if Cause does not then exist for the termination of the Participant's employment, for Good Reason (as defined herein) at any time within two years immediately following the Effective Date.

4.       Obligations of Company upon Occurrence of Triggering Event

         A Participant whose employment is terminated under circumstances constituting a Triggering Event shall be entitled to the following:

         a. Payment in a lump sum in cash payable within 30 days of his termination the sum of (i) accrued Annual Base Salary (as defined herein) through date of termination, (ii) a pro rata portion of The Annual Bonus (as defined herein), (iii) any compensation previously deferred by him or cash compensation awarded but payment of which was deferred by the Company until a subsequent event, including the passage of time, (iv) any accrued vacation pay, and (v) two times the sum of Participant's Annual Base Salary and The Annual Bonus.

         b. For twenty-four months from the date of termination, or such longer period as may be provided by the terms of the appropriate program, the Company shall continue benefits to the Participant and/or his family at least equal to those which would have been provided to them in accordance with the programs in effect on the date of termination if his employment had not been terminated or, if more favorable to him, as in effect generally at any time thereafter with respect to other peer employees of the Company and their families; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and provided further that if the application of this sentence would result in material adverse tax consequences to the Company, the Company may, in lieu thereof, make cash payments to the

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Participant sufficient to allow him to obtain equivalent coverage for himself and his family (including to the extent necessary the election of COBRA coverage and the maintenance of duplicate coverage during any pre-existing condition exclusion), and any additional cash payments necessary so that Participant will receive the full pre-tax benefit of the cash payments in lieu of coverage. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree benefits pursuant to such programs, a Participant shall be considered to have remained employed for two years after the date of termination and to have retired on the last day of such period.

         c. For a period ending on the earlier of six months from the date of termination or Participant's obtaining other full-time permanent employment, the Company shall, at its sole expense as incurred, provide the Participant with outplacement services that are reasonable in scope and cost in relation to his position.

         d. To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant any other amounts or benefits required to be paid or provided or which he is eligible to receive under any program or contract or agreement of the Company.

         e. If it is determined that any payment by the Company pursuant to the terms hereof or otherwise, other than under this paragraph (a "Payment") would be subject to the excise tax of Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by him of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

         f. No payment made pursuant to Paragraphs 4(a)(v) or 4(e) of this Plan shall be deemed to be compensation for purposes of calculating benefits of the Participant under any of the Company's pension or retirement plans, nor shall such payment or the value of any other benefit hereunder that is provided solely by virtue of this Plan be included in calculating such benefits.

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5.       Miscellaneous

         a. No Transferability of Benefits. The right to receive benefits under this Plan shall not be transferred, assigned, pledged or otherwise disposed of, except by will or under the laws of descent or distribution.

         b. Taxes. The Company may withhold from any payment due under this Plan any taxes required to be withheld under applicable federal, state or local tax laws or regulations, and the Participant, prior to payment, shall execute and deliver all applicable withholding election forms required by the Administrator (as defined herein).

         c. Only One Benefit. Participants are not eligible to receive any additional benefits under any other severance plans applicable to any other groups of employees. To the extent that any other plans require payment of benefits, the amount or fair value of such benefits shall reduce any benefits payable hereunder.

         d. Disqualification for Benefits. A Participant will receive no benefits under this Plan under the following circumstances:

                  (1)   The Participant resigns voluntarily without Good Reason;

                  (2)   The Participant is terminated for Cause;

                  (3)   The Participant dies; or

                  (4) The Participant is terminated for a condition that would entitle the Participant to receive benefits under any long-term disability insurance policy or program of the Company.

6.       Plan Administration

         This Plan shall be administered by the Company's Director of Human Resources (the "Administrator"), but the Board of Directors shall have the authority to appoint some other person or persons or committee to serve at its pleasure in administering the Plan. The Administrator shall have full discretion and authority to decide all matters arising under the Plan and to construe the terms of the Plan, including without limitation all issues regarding eligibility and amount of benefits payable, and all such determinations shall be final and binding upon all Participants.


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7.       Amendment and Termination

         Although the Company presently intends to continue this Plan unchanged, it reserves the right to amend or terminate the Plan without the consent of or prior notice to any Participant or other person. However, the Company may not terminate or reduce the benefits provided for under this Plan after the Effective Date, or after a definitive agreement is entered into that, if consummated, would result in a Change in Control until such time as such agreement is terminated or abandoned. The power to amend or terminate the Plan as provided in this Article is reserved to the Board of Directors of the Company.

8.       Definitions

         The definitions provided in this Article shall apply for purposes of this entire Plan. Other terms are defined elsewhere in this Plan.

         "Annual Base Salary" means a salary at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Participant by the Company in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs, or any greater annual base salary awarded after the Effective Date.

         "Cause," with respect to the termination of a Participant, means

                  (a) willful and continued failure to perform substantially the duties assigned to him (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which it is believed that he has not substantially performed his duties, or

                  (b) willful engaging in illegal conduct or gross misconduct.

No act or failure to act, on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board or instructions of the Chief Executive Officer or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company's best interests.


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         "Change in Control" means

         (a) The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the 34 Act) of 40% or more of either (i) the Company's then outstanding common stock ("Outstanding Stock") or (ii) the combined voting power of its then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Voting Securities") other than any acquisition (i) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it or (ii) by any entity pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of Paragraph (c) of this definition; or

         (b) Individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination") unless immediately thereafter (i) all or substantially all of the beneficial owners of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the

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execution of the initial agreement or of the action of the Board providing for such Combination; or

         (d) Approval by the shareholders of the Company's complete liquidation or dissolution.

         "Effective Date" means the date of any Change in Control, or, if a Participant was terminated at the request of a third person in connection with an anticipated Change in Control, the date immediately prior to such termination.

         "Employment Period Benefits" means (i) a base salary equal to Annual Base Salary, (ii) an annual bonus at least equal to the average of the bonuses actually paid to Participant during the last three full years prior to the Effective Date (annualized if the Participant was not employed by the Company for the whole of any such fiscal year), (iii) participation in all programs applicable generally to peer employees in the same Salary Band as Participant,
(iv) prompt reimbursement of expenses, (v) fringe benefits equivalent to those provided peer employees in the same Salary Band, and (vi) paid vacation comparable to that provided to peer employees in the same Salary Band.

         "Full-time" means not less than 30 hours per week. For purposes of eligibility to participate in this Plan, an employee will be considered a Full-time employee if, during the three months preceding the Effective Date, the employee worked, on average, at least 30 hours per week.

         "Good Reason" means

         (a) assignments to the Participant that in any material respect are inconsistent with or result in a diminution of his Role, as defined herein, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

         (b) any failure by the Company to provide the Employment Period Benefits defined herein, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

         (c) the Company's requiring him to be based at any office or location outside the State of Louisiana or to travel on Company business to a substantially greater extent than reasonably required for the performance of his duties; or

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         (d) any purported  termination by the Company of his employment otherwise than as expressly permitted by this Plan.

         "Role" means a position with the Company in an executive capacity and substantially comparable to the position, authority and responsibilities of financial institution executives generally having salaries approximately the same as the Participant's Annual Base Salary.

         "Salary Band" refers to the use of job clusters by the Company for the purpose of managing career growth and administering pay. The Salary Band methodology is part of the Company's "Broadbanding" program, wherein individual jobs are grouped based on similarities in responsibility level, the freedom to make decisions, and the impact of those decisions on the performance of Company.

         "The Annual Bonus" means, with respect to any Participant, the higher of (i) the annual bonus provided in clause (ii) of the definition of "Employment Period Benefits" in this Plan, (ii) the Annual Base Salary of the Participant multiplied by the percentage of salary set for determination of the Participant's target bonus as most recently set by the Compensation Committee of the Company prior to the Effective Date, pursuant to the Company's cash bonus plan in effect prior to the Effective Date, or (iii) the annual bonus paid or payable to the Participant for the most recently completed fiscal year prior to the date of termination, if any.

9.       Additional Provisions

         a. No Right to Continued Employment. This Plan does not create any contract of employment or restrict in any way the right of Company to terminate the employment of any Participant at any time, with or without Cause, subject to the rights of the Participant, if any, to receive benefits under this Plan.

         b. Construction, Governing Laws. Whenever the context may require, pronouns used in this Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. This Plan shall be governed by the laws of the State of Louisiana, except those dealing with choice of law.

         c. Severability. The invalidity of any provision or portion of this Plan shall not affect the remainder of the Plan, which shall remain in full force and effect.

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         d. Successors.  This Plan shall be binding  and inure to the  benefit of the Company, its successors and assigns, and the Participants and their respective heirs and successors.

         e. Legal Fees. The Company agrees to reimburse the Participant for all legal fees incurred in enforcing the Plan where the courts find in favor of the Participant.

         The Company has caused this Plan to be adopted and executed by its duly authorized officer effective as of the date first set forth above.

                                               First Commerce Corporation

                                               By:    /s/ Ian Arnof
                                                     ___________________________
                                                          Ian Arnof
                                               Its:     Chief Executive Officer

                                               Date:  November 18, 1996
                                                      _________________________


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